Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, a director or officer of Dana Incorporated (“Dana”), appoints Douglas H. Liedberg and Joseph H. Heckendom, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Dana and various of its subsidiaries, relating to the shelf registration of securities of Dana as approved by resolutions adopted by the Board of Directors of Dana, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Dana to comply with the Securities Act of 1933 and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be effective as of November 1, 2019, and shall end automatically as to each undersigned upon the termination of his or her service as a director and/or officer of Dana Incorporated.

Name	Position	Date

/s/ James K. Kamsickas James K. Kamsickas	President and Chief Executive Officer; Director (Principal Executive Officer)	November 1, 2019

/s/ Jonathan M. Collins Jonathan M. Collins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 1, 2019

/s/ James D. Kellett James D. Kellett	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 1, 2019

/s/ Rachel A. Gonzalez Rachel A. Gonzalez	Director	November 1, 2019

/s/ Virginia A. Kamsky Virginia A. Kamsky	Director	November 1, 2019

/s/ Raymond E. Mabus, Jr. Raymond E. Mabus, Jr.	Director	November 1, 2019

/s/ Michael J. Mack, Jr Michael J. Mack, Jr.	Director	November 1, 2019

/s/ R. Bruce McDonald R. Bruce McDonald	Director	November 1, 2019

/s/ Diarmuid B. O’Connell Diarmuid B. O’Connell	Director	November 1, 2019

/s/ Keith E. Wandell Keith E. Wandell	Non-Executive Chairman and Director	November 1, 2019